Exhibit 99.1

N E W S R E L E A S E

Atmel Board Determines That Microchip Unsolicited Proposal
Constitutes a “Company Superior Proposal”

SAN JOSE, Calif., January 13, 2016 -- Atmel® Corporation (Nasdaq: ATML), a leader in microcontroller and touch solutions, today announced that its Board of Directors has determined that the unsolicited acquisition proposal received from Microchip Technology Inc. (Nasdaq: MCHP) constitutes a “Company Superior Proposal,” as defined in Atmel’s existing merger agreement with Dialog Semiconductor plc (XTRA: DLG). In connection with that determination, Microchip has delivered a binding acquisition agreement subject solely to acceptance by Atmel of the terms thereof. The binding Microchip agreement provides for Microchip’s acquisition of all outstanding shares of Atmel common stock at a purchase price of $8.15 per share, consisting of $7.00 in cash and a fraction of a share of Microchip common stock having a value of $1.15, based on a ten-day average of the closing price of Microchip’s common stock measured as of the day before the closing of the proposed transaction (with cash being substituted for Microchip common stock to the extent that the aggregate number of shares of Microchip stock issued in exchange for Atmel stock would exceed 13 million shares).

On January 12, 2016, Atmel notified Dialog that Atmel’s Board intends to terminate the Dialog merger agreement and enter into a definitive merger agreement with Microchip in the binding form delivered to Atmel. Consistent with the Dialog merger agreement, Atmel’s board will consider in good faith any changes to the Dialog merger agreement or other arrangements that Dialog may offer in writing and would be legally binding upon Dialog by 5:00 PM California time on Tuesday, January 19, 2016.

Microchip’s offer will remain open and binding until 10:00 PM California time on Tuesday, January 19, 2016. If Atmel terminates the Dialog merger agreement, it will be required to pay a termination fee in the amount of $137,300,000 to Dialog.

There can be no assurance that Atmel will terminate the Dialog merger agreement or enter into the Microchip merger agreement.

Qatalyst Partners is acting as financial adviser to Atmel, and Jones Day is acting as its external legal advisor.

About Atmel
Atmel Corporation (Nasdaq: ATML) is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry's broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with intelligent and connected solutions focused on the industrial, automotive, consumer, communications and computing markets.

©2016 Atmel Corporation. All rights reserved. Atmel®, Atmel logo and combinations thereof are registered trademarks or trademarks of Atmel Corporation or its subsidiaries.

No Offer or Solicitation
This communication is not intended to be and does not constitute an offer to sell or exchange, the solicitation of an offer to subscribe for, buy or exchange, or an invitation to subscribe for, buy or exchange any securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This communication is not intended to be and does not constitute the solicitation of any vote or approval in any jurisdiction in connection with the Dialog merger or the unsolicited proposal.

Additional information and where to find it
This communication may be deemed to be solicitation material in respect of the proposed merger involving Dialog and Atmel. In connection with the proposed merger, Dialog will file with the U.S. Securities and Exchange

Exhibit 99.1

Commission (the “SEC”) a Registration Statement on Form F-4 (the “Registration Statement”) containing a prospectus with respect to Dialog’s ordinary shares to be issued in the proposed merger and a proxy statement of Atmel in connection with the proposed merger (the “Proxy Statement/Prospectus”). Each of Dialog and Atmel intends to file other documents with the SEC regarding the proposed merger. The definitive Proxy Statement/Prospectus will be mailed to stockholders of Atmel and will contain important information about the proposed merger and related matters. Stockholders of Atmel are advised to read carefully the formal documentation in relation to the proposed merger once it has been dispatched. The proposals for the proposed merger will, in respect of Atmel’s stockholders, be made solely through the Proxy Statement/Prospectus. The final Proxy Statement/Prospectus will contain the full terms and conditions of the way in which the proposed merger will be implemented, including details of how to vote with respect to the implementation of the proposed merger. Any acceptance or other response to the proposals should be made only on the basis of the information in the Proxy Statement/Prospectus.
Investors may obtain, free of charge, copies of the Proxy Statement/Prospectus and Registration Statement, and any other documents filed by Atmel and Dialog with the SEC in connection with the proposed merger at the SEC’s website at www.sec.gov. Investors may obtain, free of charge, copies of the Proxy Statement/Prospectus and any other documents filed by Atmel with the SEC in connection with the proposed merger in the “Investors” section of Atmel’s website at www.atmel.com. Investors may also obtain, free of charge, copies of the Registration Statement, and any other documents filed by Dialog with the SEC in connection with the proposed merger on Dialog’s website at www.dialog-semiconductor.com.

BEFORE MAKING AN INVESTMENT OR VOTING DECISION, WE URGE INVESTORS OF ATMEL TO READ CAREFULLY THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT DIALOG OR ATMEL WILL FILE WITH SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

This communication does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. If a negotiated transaction between Atmel and Microchip is agreed (the “unsolicited proposal”), Microchip may prepare and file a registration statement. Atmel and Microchip may also file other documents with the SEC regarding the unsolicited proposal. This communication is not a substitute for any prospectus, proxy statement, Schedule TO, Schedule 14D-9 or any other document that Atmel or Microchip may file with the SEC in connection with the unsolicited proposal. If the unsolicited proposal is agreed, Atmel investors and security holders are urged to read any Schedule TO, Schedule 14D-9, prospectus, proxy statement and other relevant materials with respect to the unsolicited proposal carefully and in their entirety when they become available before making any investment decision with respect to the unsolicited proposal, because they will contain important information about the unsolicited proposal. Atmel investors and security holders may obtain, free of charge, copies of any proxy statement or Schedule 14D-9, as applicable, and relevant other documents regarding the unsolicited proposal that are filed with the SEC by Atmel or Microchip through the website maintained by the SEC at www.sec.gov, and may obtain, free of charge, copies of any proxy statement or Schedule 14D-9, as applicable, and any other documents filed by Atmel with the SEC in connection with the unsolicited proposal in the “Investors” section of Atmel’s website at www.atmel.com.

Participants in the Solicitation
Atmel, Dialog and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the approval of the proposed merger and may have direct or indirect interests in the proposed merger. Information about Dialog’s directors and executive officers is set forth in Dialog’s Annual report and accounts 2014, which may be obtained free of charge at Dialog’s website at www.dialog-semiconductor.com. Information about Atmel’s directors and executive officers and their respective interests in Atmel by security holdings or otherwise is set forth in Atmel’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 3, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 26, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov and from the “Investors” section of Atmel’s website at www.atmel.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the Proxy Statement/Prospectus and the Registration Statement that Dialog has confidentially filed with the SEC in connection with the solicitation of proxies to approve the Dialog merger.

Exhibit 99.1

Safe Harbor for Forward-looking Statements
This announcement contains, or may contain, “forward-looking statements” in relation to the pending merger transaction between Dialog and Atmel and the unsolicited proposal, as well as other future events and their potential effects on Atmel that are subject to risks and uncertainties. Generally, the words “will,” “would,” “continue,” “believes,” “intends” or similar expressions identify forward-looking statements. Forward-looking statements include statements relating to (1) the terms of the unsolicited proposal, (2) the determination of Atmel’s board of directors as to whether the unsolicited proposal constitutes a Company Superior Proposal under the terms of Atmel’s merger agreement with Dialog, (3) the entry of Atmel into a definitive merger agreement with Microchip, and (4) the payment and funding of the termination fee to Dialog. These forward-looking statements are based upon the current beliefs and expectations of the management of Atmel and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond Atmel’s ability to control or estimate precisely. Those factors include (1) the determinations made by Atmel’s board of directors in its evaluation of the unsolicited proposal, any changes to the Dialog merger agreement offered by Dialog and any changes to the unsolicited proposal in response to any changes offered by Dialog; (2) actions of Dialog in response to the definitive agreement offered by Microchip or Atmel’s discussions with Microchip; (3) the results of discussions with Dialog or Microchip; (4) the outcome of any legal proceedings that could be instituted against Atmel or its directors related to the discussions with Dialog or Microchip or the proposed merger agreement with Dialog or any unsolicited proposal; (5) changes in the unsolicited proposal; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed merger agreement with Dialog; (7) risks related to Microchip’s ability to successfully implement its acquisitions strategy; (8) uncertainty as to the future profitability of any businesses acquired by Microchip, and delays in the realization of, or the failure to realize, any accretion from any other acquisition transactions by Microchip; (9) the ability to obtain governmental and regulatory approvals of the proposed merger between Atmel and Dialog or the unsolicited proposal; (10) the possibility that the proposed merger between Atmel and Dialog or the unsolicited proposal does not close when expected or at all, or that the parties, in order to achieve governmental and regulatory approvals, may be required to modify aspects of the proposed merger or the unsolicited proposal or to accept conditions that could adversely affect the combined company or the expected benefits of the proposed merger or the unsolicited proposal; (11) the possibility that other competing offers or acquisition proposals will be made; (12) the inherent uncertainty associated with financial projections; (13) the ability to realize the expected synergies or savings from the proposed merger or the unsolicited proposal in the amounts or in the timeframe anticipated; (14) the potential harm to customer, supplier, employee and other relationships caused by the announcement or closing of the proposed merger or the unsolicited proposal; (15) general global macroeconomic and geo-political conditions; (1) changes in foreign exchange rates, including changes in the exchange rate between the Euro and the U.S. dollar; (2) business interruptions, natural disasters or terrorist acts; (3) the ability to integrate Atmel’s businesses into those of Dialog or Microchip in a timely and cost-efficient manner; (4) the development of the markets for Atmel’s and Dialog’s or Microchip’s products; (5) the combined company’s ability to develop and market products containing the respective technologies of Atmel and Dialog or Microchip in a timely and cost-effective manner; (6) the cyclical nature of the semiconductor industry; (7) an economic downturn in the semiconductor and telecommunications markets; (8) the inability to realize the anticipated benefits of transactions related to the proposed merger, the unsolicited proposal and other acquisitions, restructuring activities, including in connection with the proposed merger, or other initiatives in a timely manner or at all; (9) consolidation occurring within the semiconductor industry ; (10) unanticipated costs and expenses or the inability to identify expenses which can be eliminated; (11) disruptions in the availability of raw materials; (12) compliance with U.S. and international laws and regulations by the combined company and its distributors; (13) dependence on key personnel; (14) the combined company’s ability to protect intellectual property rights; (15) litigation (including intellectual property litigation in which the combined company may be involved or in which customers of the combined company may be involved, especially in the mobile device sector), and the possible unfavorable results of legal proceedings; (16) the market price or increased volatility of Dialog’s ordinary shares and ADSs (if the merger is completed); and (17) other risks and uncertainties, including those detailed from time to time in Dialog’s and Atmel’s periodic reports and other filings with the SEC or other regulatory authorities, including Atmel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 (whether under the caption Risk Factors or Forward Looking Statements or elsewhere).

Neither Dialog nor Atmel can give any assurance that such forward-looking statements will prove to be correct. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this announcement. Neither Dialog nor Atmel nor any other person undertakes any obligation to update or revise publicly any of the forward-looking statements set out herein, whether as a result of new information, future events or otherwise, except to the extent legally required.

Exhibit 99.1

Investor Contact:
Peter Schuman
Senior Director, Investor Relations
(408) 437-2026